                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                       WESTERN INVESTMENT REAL ESTATE TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(o)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      WESTERN INVESTMENT REAL ESTATE TRUST
                             3450 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94118
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 1997



    Notice is hereby given that the annual meeting of the shareholders of Western Investment Real Estate Trust will be held at the Bank of America Center, Bankers Club of San Francisco, Pacific Room, 52nd Floor, 555 California Street, San Francisco, California, at 10:00 a.m., on Thursday, May 8, 1997, for the following purposes:



    (1) To elect two trustees to Class III for three-year terms to expire at the conclusion of the 2000 annual meeting.



    (2) To approve the amendment of the Declaration of Trust to authorize issuance of preferred shares and to establish the terms for issuance.



    (3) To ratify the appointment of independent auditors for the Trust.



    (4) To transact any other business that may properly come before the meeting.



    All shareholders of record at the close of business on March 14, 1997, are entitled to vote at the meeting.


    A majority of the outstanding shares must be represented at the meeting in person or by proxy in order to transact business. TO ASSURE A PROPER REPRESENTATION AT THE MEETING PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. Your proxy will not be used if you are personally present at the meeting and you indicate a desire to revoke such proxy or if a subsequently dated proxy of yours is delivered prior to or at the meeting.


Dated:  San Francisco, California
        March 20, 1997



                                    /S/ BARBARA J. DONHAM
                                    Barbara J. Donham
                                    SECRETARY


If your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote your shares. Please PROMPTLY CONTACT the person responsible for your account and GIVE INSTRUCTIONS for your shares to be voted.

                      WESTERN INVESTMENT REAL ESTATE TRUST
                             3450 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94118
                                PROXY STATEMENT


    THIS STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF WESTERN INVESTMENT REAL ESTATE TRUST, hereinafter called the Trust, for use at the annual meeting of shareholders to be held on Thursday, May 8, 1997, at 10:00 a.m., at the Bank of America Center, Bankers Club of San Francisco, Pacific Room, 52nd Floor, 555 California Street, San Francisco, California, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The cost of soliciting proxies will be borne by the Trust. In addition to solicitation by mail, proxies may be solicited personally or by telephone by trustees, officers or other employees of the Trust. To assist in the solicitation process, the Trust has retained Beacon Hill Partners, Inc. The fee for such services will be approximately $10,000.



    Only shareholders of record of the Trust at the close of business on March 14, 1997, will be entitled to vote at the annual meeting. The approximate date on which the proxy statement and form of proxy are first sent or given to shareholders will be March 20, 1997.



    You are requested to sign, date and return the accompanying proxy in the enclosed envelope. Proxies duly executed and received by the Trust on or before 10:00 a.m. on May 8, 1997, will be voted in accordance with the instructions thereon. Such proxies may be revoked by executing and delivering to the Trust a written revocation or by executing and delivering a subsequently dated proxy before or at the meeting or by voting by ballot at the meeting.



    As of the record date, 17,138,432 shares of the Trust's shares of beneficial interest were issued and outstanding, each of which is entitled to one vote at the annual meeting. There will be no cumulative voting for the election of trustees.


                              ELECTION OF TRUSTEES

NOMINEES


    Two members of the Board of Trustees (Class III) are to be elected at the 1997 annual meeting. Under the terms of the Declaration of Trust, the four trustees who are not up for election this year will continue to serve until they stand for election as provided in the Declaration of Trust. In 1998, one of such trustees (Class I) will stand for election for a three-year term. In 1999, the remaining trustees (Class II) will stand for election for a three-year term. All proxies received by the Trust will be voted in accordance with the specifications on the proxy. Unless the proxy specifies otherwise, proxies held by the trustees will be voted in the manner described below under "Voting" for the election of the two nominees listed under "Trustees and Executive Officers," to hold office until the expiration of their three-year term and until their respective successors shall be elected and qualified. In the unanticipated event that either of the current nominees declines to or cannot be a candidate at the annual meeting, all proxies held by the trustees will be voted in favor of the remaining nominee and for such substitute nominee (if any) as shall be designated by the trustees.

    Each of the two nominees, if elected, will serve for a three-year term to expire at the conclusion of the 2000 annual meeting of shareholders and until their respective successors shall be elected and qualified.


VOTING


    Each shareholder will be entitled to cast one vote for each share registered in his or her name on the record date of March 14, 1997, for each of the trustee positions to be filled. There will be no cumulative voting for the election of trustees.



    All shares represented by proxies solicited by the trustees will be voted in equal shares for the two nominees named hereafter, unless a proxy specifies otherwise. The two nominees receiving the greatest number of affirmative votes shall be elected to the office of trustee. The withholding of a vote for a nominee will have the practical effect of voting against that nominee.


TRUSTEES AND EXECUTIVE OFFICERS


    Information regarding the two Class III trustees nominated for election as trustees this year for a term of three years expiring at the conclusion of the 2000 annual meeting of shareholders is set forth below:


                                                                                                  TRUSTEE
               NAME                                    PRINCIPAL OCCUPATION                        SINCE
----------------------------------  ----------------------------------------------------------  ------------
Chester R. MacPhee, Jr.             Mr. MacPhee, 63, is the retired Executive Vice President        1971
                                    and Chief Financial Officer of the Trust. During the past
                                    five years his principal occupation has been officer and
                                    trustee of the Trust.
Reginald B. Oliver                  Mr. Oliver, 58, is a private investor. He was Executive         1984
                                    Vice President of the Pershing Division of Donaldson,
                                    Lufkin & Jenrette Securities Corporation, an investment
                                    banking firm, and continues to be associated with the firm as a consultant.

                                          SHARES BENEFICIALLY
                                           OWNED DIRECTLY OR
                                           INDIRECTLY AS OF             TERM TO
               NAME                       MARCH 1, 1997((1))             EXPIRE
----------------------------------  -------------------------------  --------------
Chester R. MacPhee, Jr.                    248,698(1.45%)((2))            1997
                                                                      (Class III)
Reginald B. Oliver                          83,550(0.49%)((3))            1997
                                                                      (Class III)



    Information regarding the trustees who are not standing for election this year and a non-trustee executive officer is set forth below:


                                                                                                  TRUSTEE
               NAME                                    PRINCIPAL OCCUPATION                        SINCE
----------------------------------  ----------------------------------------------------------  ------------
Dennis D. Ryan                      Mr. Ryan, 41, is the Executive Vice President and Chief         1994
                                    Financial Officer of the Trust. Prior to joining the Trust in 1993, Mr. Ryan was a financial and real estate
                                    consultant to a variety of clients. Prior to 1992, he was
                                    a Vice President and Chief Financial Officer of Reininga
                                    Corporation, a shopping center development, leasing and
                                    property management firm.

                                          SHARES BENEFICIALLY
                                           OWNED DIRECTLY OR
                                           INDIRECTLY AS OF             TERM TO
               NAME                       MARCH 1, 1997((1))             EXPIRE
----------------------------------  -------------------------------  --------------
Dennis D. Ryan                              14,819(0.09%)((4))            1998
                                                                       (Class I)

                                                                                                  TRUSTEE
               NAME                                    PRINCIPAL OCCUPATION                        SINCE
----------------------------------  ----------------------------------------------------------  ------------
O.A. Talmage                        Mr. Talmage, 73, is the Chairman of the Board of Trustees       1962
                                    and Chief Executive Officer of the Trust. During the past     Founder
                                    five years his principal occupation has been officer and
                                    trustee of the Trust.
James L. Stell                      Mr. Stell, 73, is the retired Vice Chairman of the Board        1985
                                    of Lucky Stores, Inc. During the past five years his
                                    principal occupation has been trustee of the Trust.
William A. Talmage                  Mr. Talmage, 49, is the President and Chief Operating           1986
                                    Officer of the Trust. During the past five years his
                                    principal occupation has been trustee and officer of the
                                    Trust. He is the son of O.A. Talmage, trustee, Chairman of the Board and Chief Executive Officer of the Trust.
Douglas S. Button                   Mr. Button, 45, is the Vice President, Asset Management of      N/A
                                    the Trust. Prior to joining the Trust in 1992, Mr. Button
                                    was the Executive Vice President of Connolly Development,
                                    Inc., a shopping center development, leasing and property
                                    management firm. Mr. Button was employed through 1989 by
                                    Peter P. Bollinger Investment Company, also a shopping
                                    center development, leasing and property managment firm,
                                    in the capacity of Vice President, Operations.
All executive officers and trustees (7 persons)...............................................       --

                                          SHARES BENEFICIALLY
                                           OWNED DIRECTLY OR
                                           INDIRECTLY AS OF             TERM TO
               NAME                       MARCH 1, 1997((1))             EXPIRE
----------------------------------  -------------------------------  --------------
O.A. Talmage                               191,566(1.12%)((5))            1999
                                                                       (Class II)

James L. Stell                              19,000(0.11%)((6))            1999
                                                                       (Class II)

William A. Talmage                          41,875(0.24%)((7))            1999
                                                                       (Class II)

Douglas S. Button                           10,659(0.06%)((8))            N/A

All executive officers and trustee         610,167(3.56%)((9))             --


----------
((1))
    The number and percentage of shares shown in this table reflect beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, including shares that are not owned but as to which options are outstanding and may be exercised within 60 days of the date of this proxy statement. Shares owned in certain cases reflect the lapse of stock options that were included in the prior-year proxy.

((2))
    Includes beneficial ownership of 5,000 shares that may be acquired within 60 days pursuant to stock options awarded under the Trust's Nonqualified Stock Option Plan.


((3))
    Includes 3,000 shares held by Mr. Oliver's wife as custodian for their children and 30,550 shares held by Mr. Oliver as Trustee and Custodian for a minor child under his custodial care. Mr. Oliver disclaims any ownership of such shares.


((4))
    Includes beneficial ownership of 13,000 shares that may be acquired within 60 days pursuant to stock options awarded under the Trust's Nonqualified Stock Option Plan.


((5))
    Includes beneficial ownership of 59,400 shares that may be acquired within 60 days pursuant to stock options awarded under the Trust's Nonqualified Stock Option Plan.


((6))
    Includes 4,000 shares held by Mr. Stell as Trustee for family trust. Mr. Stell disclaims any ownership of such shares.


((7))
    Includes beneficial ownership of 17,000 shares that may be acquired within 60 days pursuant to stock options awarded under the Trust's Nonqualified Stock Option Plan.


((8))
    Includes beneficial ownership of 7,000 shares that may be acquired within 60 days pursuant to stock options awarded under the Trust's Nonqualified Stock Option Plan.


((9))
    In addition to the 610,167 shares indicated above, a Trustee Emeritus beneficially owned 96,533 shares as of 3/1/97, which would increase the total held by all executive officers, trustees and Trustees Emeritus to 706,700, or 4.12% of total shares outstanding.

BOARD AND COMMITTEE MEETINGS


    During 1996, the Board of Trustees held five meetings and the Executive Committee of the Board of Trustees held 13 meetings. The Executive Committee presently comprises O. A. Talmage, William A. Talmage, Chester R. MacPhee, Jr., and Dennis D. Ryan. The Committee maintains such powers and exercises such duties of the Board of Trustees in the management of the business of the Trust as are delegated to it from time to time by the Board of Trustees.



    The Trust has no standing nominating committee. It does have an Audit Committee that meets with the Trust's auditors at least annually to review accounting and auditing procedures, to report to the Board of Trustees any recommended changes in auditing procedures and to recommend to the Board of Trustees at the close of each fiscal year the independent auditing firm to be selected for the ensuing fiscal year. The Audit Committee presently comprises James L. Stell, Reginald B. Oliver and Chester R. MacPhee, Jr. The committee held two meetings in 1996.



    The Compensation Committee is responsible for administering and approving compensation for trustees and officers and certain other employees. The Compensation Committee held three meetings in 1996. The Committee presently comprises Reginald B. Oliver, James L. Stell and Chester R. MacPhee, Jr.



    Each of the trustees attended at least 75% of the total number of board meetings and meetings of committees on which they served in 1996.

OWNERSHIP OF SHARES


    The Trust currently has one outstanding class of voting securities, comprising shares of beneficial interest without par value.



    The following table sets forth beneficial ownership of the Trust's shares with respect to each person known by the Trust to own more than 5% of outstanding shares as of December 31, 1996:



NAME AND BUSINESS                                                         AMOUNT & NATURE OF
ADDRESS OF BENEFICIAL OWNERS                                             BENEFICIAL OWNERSHIP   PERCENT OF SHARES
-----------------------------------------------------------------------  ---------------------  ------------------
Smith Barney Inc. and Smith Barney Holdings, Inc.                              1,123,430               6.5%
  and their parent company
Travelers Group Inc.
388 Greenwich Street
New York, NY 10013
The Capital Group Companies, Inc. and                                            974,500               5.7%
Capital Research and Management Co.
333 South Hope Street
Los Angeles, CA 90071


---------

((1))
    Capital Research and Management Company, a registered investment adviser, and a wholly owned subsidiary of The Capital Group Companies, Inc., exercised as of December 31, 1996, investment discretion with respect to 974,500 shares, respectively, or a combined total of 5.7% of outstanding shares of the Trust. Such shares are beneficially owned by various institutional investors. Said subsidiary has no power to direct the vote of the above shares.



    Additionally, CEDE, a stock depository for brokers and other nominees, as of the record date, holds approximately 14,968,366 shares, or 87% of the Trust's outstanding shares, in its capacity as a stock depository.


COMPENSATION OF TRUSTEES


    During 1996, Reginald B. Oliver, James L. Stell, and Chester R. MacPhee, Jr., each received an annual independent trustee fee of $14,000 and $500 for each Board meeting or Board committee meeting attended, other than Executive Committee meetings. Mr. MacPhee was paid $500 per quarter for serving on the Executive Committee. Management trustees and officers receive no compensation from the Trust other than that shown in the Compensation Table set forth hereafter for serving as trustees or attending meetings.



    The independent trustees (other than members of the Compensation Committee) may be awarded stock options pursuant to the Trust's Nonqualified Stock Option Plan. No options were granted to any of the independent trustees during 1996.

COMPENSATION OF EXECUTIVE OFFICERS


    The following table shows for the fiscal years ending December 31, 1996, 1995 and 1994, certain compensation paid by the Trust to its Chief Executive Officer and the other most highly compensated executive officers whose compensation exceeded $100,000 at December 31, 1996:


                           SUMMARY COMPENSATION TABLE


                                                       ANNUAL COMPENSATION                    LONG TERM
                                        --------------------------------------------------   COMPENSATION
                                                                              OTHER ANNUAL      AWARDS         ALL OTHER
                                                                              COMPENSATION   ------------    COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR  SALARY ($)     BONUS ($)            ($)          OPTIONS         ($)((1))
--------------------------------------  ----  -----------   -----------       ------------   ------------   ---------------
O.A. Talmage                            1996  $275,000       $31,250             --             --             --    ((2))
  CEO & Chairman                        1995   275,000       $30,000             --             51,000         --    ((2))
  of the Board                          1994   275,000         --                               --             --    ((2))

William A. Talmage                      1996  $185,750((3))  $15,630              $909((4))      5,000         $9,000((5))((6))
  President & Chief                     1995   148,000((3))   15,000               909((4))      5,000          8,850((5))
  Operating Officer                     1994   135,000((3))    --                  794((4))     15,000          8,100((5))
Dennis D. Ryan                          1996  $172,500((3))  $15,630              $325((4))      5,000         $9,000((5))((6))
  Executive Vice President &            1995   132,500((3))   15,000               285((4))      5,000          7,950((5))
  Chief Financial Officer               1994   115,833((3))    --                  293((4))     15,000          5,975((5))

Douglas S. Button                       1996  $109,442((3))  $ 7,810              $451((4))      5,000         $6,567((5))
  Vice President,                       1995     --   ((7))    --   ((7))        --   ((7))     --    ((7))    --    ((7))
  Asset Management                      1994     --   ((7))    --   ((7))        --   ((7))     --    ((7))    --    ((7))


---------
((1))
    None of the named individuals received perquisites that exceeded the lesser of 10% of annual compensation or $50,000.

((2))
    Eligible for Trustee Emeritus Program and Death and Disability Program described hereinafter.

((3))
    Includes amounts earned but deferred under the Trust's 401(k) Plan at the election of the executive.

((4))
    Cost of life insurance paid by the Trust for the benefit of the named executives.

((5))
    Comprises the Trust's employer matching contribution and discretionary contribution under 401(k) Plan.


((6))
    The Trust has entered into agreements with William A. Talmage and Dennis D. Ryan that provide that under certain circumstances the officer will receive a lump sum severance benefit equal to twelve months salary and benefits.



((7))

    Douglas S. Button became an executive officer in 1996.

COMPENSATION PURSUANT TO PLANS


    The Trust has a Trustee Emeritus Program, a Death and Disability Program and a Nonqualified Stock Option Plan, each of which were approved and adopted by the shareholders. The Trust also has a Tax Qualified Retirement Plan pursuant to
Section 401(k) of the Internal Revenue Code, which was adopted during 1990. In addition, in 1996, the Trust established a bonus pool of $100,000 to be available to certain key employees provided the Trust achieved a target level of funds from operations for the year 1996. During 1996, the Trust had no other bonus, profit-sharing, stock purchase, deferred compensation or other remuneration or incentive plan in effect or in effect since the date of its organization.

TRUSTEE EMERITUS PROGRAM AND DEATH AND DISABILITY PROGRAM


    Three persons, O. A. Talmage, Bernard Etcheverry and Chester R. MacPhee, Jr. are eligible to participate in the Trust's Trustee Emeritus, and Death and Disability programs. Bernard Etcheverry, a founder, elected to become a Trustee Emeritus effective January 1, 1993. These programs were adopted by the Trust and approved by the shareholders in 1986.



    A participant under the Trustee Emeritus program is eligible to become a trustee emeritus on reaching age 65 and ceasing to be a trustee and officer of the Trust. A trustee emeritus is required to be available to provide advice and counsel to the Trust regarding Trust properties and investments. Participants under the Trust's Death and Disability Program and their spouses are eligible for certain benefits in the case of death or disability.



    The maximum amount payable to a participant under either program is $60,000 per annum subject to increase at the discretion of the Board of Trustees. Under the Death and Disability Program, payments continue until the number of payments received under both programs equals the number of months the participant served as a trustee or officer or, if sooner, until the death of the last to survive of the participant and his eligible spouse.



    If the Trust is terminated or an eligible trustee or an eligible trustee emeritus is removed other than for good cause shown or not reelected as a trustee, the trustee will be entitled to receive as a lump sum severance payment an amount equal to the actuarially determined present value of the payments he would have received under the programs. If an eligible trustee or trustee emeritus is removed as a result of a change of control in the Trust the severance payments made under the programs may be subject to provisions of the Internal Revenue Code, which impose an excise tax payable by the recipient on certain excess payments and make such payments not deductible by the Trust. Where such Internal Revenue Code sections are applicable, the portion of the severance payment which is an excess payment subject to excise tax will be increased by dividing the excess payment by 25%. Messrs. Talmage, Etcheverry and MacPhee, Jr. would have been entitled to $532,000, $1,242,000 and $1,595,600, respectively, had they qualified for increased lump sum severance payments in connection with a change of control under the programs as of December 31, 1996. The three persons eligible for benefits under the programs, as a group, would have been entitled to receive a total of $3,369,600, had they all qualified for increased lump sum severance payments under the programs as of December 31, 1996. Compensation under the Trustee Emeritus Program is expensed as earned by the trustee emeritus. The Death and Disability Program is unfunded; however, Death and Disability Program costs are accrued. Each of the participants has satisfied the time in service requirements for the programs.


NONQUALIFIED STOCK OPTION PLAN

    Under the Nonqualified Stock Option Plan (the "Plan") for trustees, officers and employees of the Trust, the Compensation Committee of the Board of Trustees determines the persons to whom options are granted, the time at which options are granted to each person, and the terms and conditions of exercise of options. A maximum of three hundred thousand (300,000) shares of beneficial interest may be issued under the Plan. The exercise price per share is the fair market value at the date of the grant. Each option vests and becomes exercisable as to 20% of the shares covered by each grant at the end of each year for five years. No option is exercisable after six years from the date of the grant. Options to purchase shares that have been granted and have not lapsed are as follows:


              TOTAL NO.
            OF UNEXPIRED
               OPTIONS     PRICE PER
GRANT DATE     GRANTED       SHARE
----------  -------------  ---------
 11/18/91         34,000   $   11.44
 11/23/92         15,400       12.63
 11/11/93         62,000       13.81
  6/28/94         25,000       13.88
 11/11/94         76,600       12.31
 11/13/95         30,000       11.00
 11/12/96         29,000       13.31


    In each instance, the option price was 100% of the fair market value at the date of the grant.

STOCK OPTION GRANTS AND EXERCISES


    Stock options were granted to the executive officers during 1996 as shown on the following table:


                  STOCK OPTION GRANTS IN THE LAST FISCAL YEAR


                                                                                                  POTENTIAL REALIZABLE
                                                          PERCENT OF                                VALUE AT ASSUMED
                                                             TOTAL                                  ANNUAL RATES OF
                                                            OPTIONS                                      SHARE
                                                          GRANTED TO                               PRICE APPRECIATION
                                                           EMPLOYEES    EXERCISE                    FOR OPTION TERM
                                               OPTIONS     IN FISCAL    OR BASE     EXPIRATION    --------------------
                   NAME                      GRANTED((1))    YEAR        PRICE         DATE          5%         10%
-------------------------------------------  -----------  -----------  ----------  -------------  ---------  ---------
O.A. Talmage                                     --                --          --             --         --         --
William A. Talmage                                 5,000        17.2%   $   13.31     11/12/2002  $  22,600  $  51,200
Dennis D. Ryan                                     5,000        17.2%       13.31     11/12/2002     22,600  $  51,200
Douglas S. Button                                  5,000        17.2%       13.31     11/12/2002     22,600  $  51,200


---------
((1))
    Options are exercisable as to 20% of the shares covered by the grant at the end of each year for five years. No option is exercisable after six years from the date of grant. No SARs have been granted.


    The number and value of unexercised options at year-end 1996 are shown on the following table:


                          FISCAL YEAR-END OPTION VALUE


                                                                                          VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                                       OPTIONS AT DECEMBER 31, 1996    AT DECEMBER 31, 1996((1))
                                                     --------------------------------  --------------------------
                       NAME                             EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
---------------------------------------------------  --------------------------------  --------------------------
O.A. Talmage                                                   59,400/48,600            $      25,896/$10,764
William A. Talmage                                             17,000/18,000            $      21,740/$14,210
Dennis D. Ryan                                                 13,000/22,000            $       6,140/$14,210
Douglas S. Button                                               7,000/13,000            $       4,880/$10,445


---------

((1))

    The fair market value of shares at December 31, 1996 was $13.00.

TAX QUALIFIED RETIREMENT PLAN PURSUANT TO IRS CODE SECTION 401(K)


    The Trust adopted a Tax Qualified Retirement Plan pursuant to Section 401(k) (the "401(k) Plan") in 1990. Under the 401(k) Plan, the Trust makes contributions as follows: (a) the total amount of compensation deferred by all eligible employees through salary-deferral contributions to the 401(k) Plan; (b) a discretionary matching contribution equal to a percentage of the amount of employee salary-deferral contributions, which percentage will be determined each year by the Trust; and (c) a discretionary contribution determined each year by the Trust. All salaried employees are eligible to become 401(k) Plan participants on completion of six months of employment and the attainment of age 21; however, under the 401(k) Plan the Trust will not make discretionary matching contributions or discretionary profit-sharing contributions on behalf of O.A. Talmage, inasmuch as he is eligible to participate in the Trustee Emeritus Program and Death and Disability Program. Compensation deferrals and discretionary matching contributions are fully vested and any discretionary contributions become vested as follows: 20% at 2 years of service; 40% at 3 years of service; 60% at 4 years of service; 80% at 5 years of service and 100% at 6 years of service. For the year 1996, the Trust made approximately $103,000 of discretionary contributions for all eligible employees. Inasmuch as the 401(k) Plan is a defined contribution plan, rather than a defined benefit plan, it is not possible to definitively estimate annual benefits upon retirement.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


    The Compensation Committee of the Board of Trustees ("Committee"), is responsible for administering and approving salaries for management trustees, officers and department heads, as well as any employee earning a base salary of $60,000 or above. In addition, the Committee reviews the general compensation strategy and approves the percentage-range increases for all staff members. The review process includes performance evaluation as well as consideration for promotion and succession. During 1996, the Committee comprised the undersigned, all of whom are non-employee trustees.


COMPENSATION PHILOSOPHY AND OBJECTIVES

    It is the philosophy of the Committee and the Trust that in order to meet the Trust's goal to increase long-term shareholder value, the Trust must develop and maintain a compensation program that attracts, motivates and retains qualified executives.

    The compensation program includes a base salary, bonus, 401(k) plan and stock option plan. The Committee reviews the entire program annually. The Committee consults several sources of information and data related to salary trends in similar companies and other real estate investment trusts. The Committee also evaluates the Trust's operating performance, financial position and the results compared with the industry and real estate in general. The primary measure of performance reviewed by the Committee is the level of funds from operations generated and available for distribution to shareholders.

BASE SALARY AND BONUS

    Executive salaries are determined through an evaluation of the responsibilities of the position held and the experience of the individual, and by reference to salary levels paid in comparable companies for comparable positions. The Committee monitors on an annual basis certain operating ratios of other real estate investment trusts, including total administrative expenses as a percentage of assets. Substantial increases were granted to two executive officers in 1996, bringing their compensation in line with industry levels.



    In 1996, the Committee approved a bonus pool of $100,000 to be available to certain key employees provided the Trust achieved a target level of funds from operations for the year 1996. The target level of funds from operations to be achieved in 1996 was met and the bonus pool was distributed to ten employees, including Mr. O. A. Talmage, the Trust's Chief Executive Officer. Mr. Talmage received a bonus payment of $31,250 in addition to his base salary of $275,000. Mr. Talmage's base salary was not increased in 1996.



SEVERANCE AGREEMENTS



    The committee believes that it is in the best interest of the Trust and its shareholders to assure management stability and continuity. The committee also believes that it is critical that key executives be focused on the business of the Trust and that their energies be directed towards evaluating business issues and opportunities without concern for their short-term job security. To achieve the desired continuity and focus, the Trust entered into severance agreements with William A. Talmage and Dennis D. Ryan on September 3, 1996.


STOCK OPTIONS


    The Committee believes that the best interest of shareholders and executives will be closely aligned by providing executives, as well as other key officers and employees who have substantial responsibility for the management of the Trust and its assets, an opportunity to increase their ownership in the Trust. Stock option award levels are based on the recipient's responsibilities, ability to influence shareholder value and total compensation. Stock options provide a long-term incentive for the creation of shareholder value because a stock option provides a benefit only from appreciation in the price of the Trust's shares of beneficial interest over the term of the option.



    During 1996, thirteen employees received stock option grants. The Committee did not grant stock options to Mr. Talmage, the CEO, during 1996.


                                          Submitted by the Compensation
                                          Committee
                                          Reginald B. Oliver, CHAIRMAN
                                          Chester R. MacPhee, Jr.
                                          James L. Stell

COMPANY PERFORMANCE

                       PERFORMANCE MEASUREMENT COMPARISON
                                  TOTAL RETURN
                      WESTERN INVESTMENT REAL ESTATE TRUST
                     NAREIT EQUITY INDEX AND S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             WIRET      NAREIT EQUITY INDEX (2)       S&P 500 INDEX
1991         $100.00                       $100.00            $100.00
1992         $118.67                       $114.59            $107.67
1993         $133.34                       $137.11            $118.43
1994         $145.08                       $141.46            $119.97
1995         $133.34                       $163.06            $164.68
1996         $176.43                       $220.56            $202.74

---------
((1))
    The total return on investment assumes dividends reinvested on dividend payment dates for each of the periods for the Trust, the NAREIT Equity Index (peer group) and the S&P 500 Index.


((2))
    The NAREIT Equity Index includes 166 tax-qualified REITS (all of which are listed on either the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System). The 166 REITS have a total market capitalization of $78.3 billion. The NAREIT Equity Index is maintained by the National Association of Real Estate Investment Trusts, Washington, D.C.

  PROPOSAL TO AMEND THE TRUST'S DECLARATION OF TRUST TO AUTHORIZE TWO MILLION
      PREFERRED SHARES, WITHOUT PAR VALUE, AND ESTABLISH THE TERMS THEREOF



GENERAL



    The Board of Trustees of the Trust has unanimously approved, and recommends that the shareholders approve, an amendment to the Trust's Declaration of Trust (the "Declaration of Trust") that would authorize Two Million preferred shares of beneficial interest, without par value (the "Preferred Shares"), and establish the terms thereof. The Board of Trustees believes it would be beneficial to the Trust's shareholders for the Trust to have the ability, like many other public real estate investment trusts ("REITs"), to issue non-voting preferred shares as a source of capital to help finance the growth of the Trust. The Board of Trustees has adopted a policy that no preferred shares will be issued if the principal purpose of such issuance would be to discourage an unsolicited takeover of the Trust. The full text of Article 4.1 of the Declaration of Trust reflecting this amendment is attached as Exhibit A. The following description of the proposed amendment is qualified in its entirety by reference to Exhibit A.



DESCRIPTION OF PREFERRED SHARES



    The Declaration of Trust currently authorizes the issuance of an unlimited number of no par shares of beneficial interest of the same class and with equal rights (the "Shares of Beneficial Interest"). The proposed amendment would permit the Trust to authorize the issuance of up to Two Million Preferred Shares, from time to time in one or more series, with the terms and conditions as set forth in this amendment and as determined by the Board of Trustees. The terms of the Preferred Shares would generally be as described below.



    VARIATIONS IN SERIES; PRIORITY. All series of Preferred Shares would rank equally with, and would be identical in all respects to, all other series of Preferred Shares, except that the Board of Trustees may fix with respect to each series without further action by the shareholders, prior to the issuance thereof, the following: (a) the designation of the series which may be by distinguishing number, letter or title, (b) the authorized number of shares of the series, which number the Board of Trustees may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding), (c) the dividend rate or rates of the series, including the means by which such rates may be established, (d) whether or not dividends would be cumulative and, if so, the date or dates from which dividends would accumulate, (e) with respect to all Preferred Shares, the dates on which and the period or periods for which dividends, if declared, would be payable, including the means by which such dates and periods may be established, (f) redemption rights and prices, if any, (g) the terms and amounts of the sinking fund, if any, (h) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, (i) whether or not the shares of the series would be convertible into Shares of Beneficial Interest and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made, (j) restrictions on the issuance of shares of the same or any other series, and (k) the specific conditions upon which a holder of the Preferred Shares would be entitled to vote. All series of Preferred Shares would rank, as to dividend and liquidation rights, on a parity with each other series of Preferred Shares and senior to the Shares of Beneficial Interest.

    DIVIDEND RIGHTS. The holders of each series of Preferred Shares would be entitled to receive, if declared, dividends in cash at the rate determined for such series and no more, payable on the dates fixed for such series, before any dividends may be paid or any distribution made on the Shares of Beneficial Interest or other shares of the Trust ranking junior to the Preferred Shares. With respect to each series of cumulative Preferred Shares, such dividends would be cumulative from the dates fixed for the series. With respect to each series of noncumulative Preferred Shares, dividends would not be cumulative (I.E., if the Board of Trustees were to fail to declare a dividend payable on a dividend payment date on any noncumulative Preferred Shares, the holders of such series of noncumulative Preferred Shares would have no right to receive a dividend in respect of the dividend period ending on such dividend payment date and the Trust would have no obligation to pay any dividend for such period, whether or not dividends on such series of noncumulative Preferred Shares were declared payable on any future dividend period).



    RESTRICTIONS ON SHARES OF BENEFICIAL INTEREST. If and so long as there is any arrearage in the payment of dividends on or in meeting any sinking fund requirement of any outstanding Preferred Shares, no dividend or other distribution could be made in respect of Shares of Beneficial Interest of the Trust or any other shares ranking junior to the Preferred Shares (except a dividend or distribution payable in Shares of Beneficial Interest or other shares ranking junior to the Preferred Shares).



    LIQUIDATION OR DISSOLUTION. In the event of the voluntary or involuntary liquidation or dissolution of the Trust, to the extent assets remain after payment to creditors in full and before any distribution to holders of Shares of Beneficial Interest or other shares ranking junior to the Preferred Shares, the holders of each series of Preferred Shares would be entitled to receive the applicable liquidation price fixed for their respective series, plus an amount equal to accrued and unpaid dividends to the date of payment (which in the case of noncumulative Preferred Shares shall not include any accumulation in respect of unpaid dividends for prior dividend periods), ratably in proportion to their full preferential amounts. The merger or consolidation of the Trust or the sale, lease or conveyance of all or substantially all its assets would not be deemed to be a liquidation or dissolution for this purpose.



    VOTING RIGHTS. The holders of Preferred Shares would have no voting rights except as required by law and as follows: (a) the holders of Preferred Shares may have certain rights to vote if the Trust were in default in the payment of the dividends on Preferred Shares; or (b) the consent of the holders of at least two thirds of a class of Preferred Shares would be neccessary to (1) amend the Declaration of Trust, whether in connection with a merger or consolidation or otherwise, in a manner adversely and materially affecting the preference or the voting or other rights of the holders of such class of Preferred Shares or (2) authorize any shares, or any security convertible into shares, in either case ranking prior to such class of Preferred Shares. In all cases in which the holders of Preferred Shares would have the right to vote, each such holder would be entitled to one vote for each Preferred Share held by such holder.



    REDEMPTION, SINKING FUND AND PURCHASE PROVISIONS. A series of Preferred Shares may be subject to redemption at the option of the Board of Trustees of the Trust or be subject to sinking fund or mandatory redemption, to the extent provided in the terms of such series. Preferred Shares which have been redeemed or purchased by the Trust resume the status of authorized but unissued Preferred Shares without serial designation and may be reissued by the Trust from time to time as Preferred Shares of any series, except as may be limited by the terms of a series.



    Holders of Preferred Shares would have no preemptive rights to subscribe to or for any additional shares or other securities of the Trust. Preferred Shares may be issued by the Trust, as and when the Board deems it desirable, without further shareholder action.



REASONS FOR AND EFFECTS OF PROPOSED AMENDMENTS



    The principal reasons for authorizing the issuance of Preferred Shares are as follows:



         (i)
       In the current environment, the Trust believes that it is important to enhance its ability to grow its asset base and capitalization. Authorizing the issuance of Preferred Shares would give the Trust greater flexibility in future financings by providing an additional source of capital.



        (ii)
       The financial cost to the Trust of Preferred Shares is expected to be less than the cost of common equity.



       (iii)
       The proposed Preferred Shares would have no maturity date. As a consequence, unlike debt securities, the Trust would not be required to repay or refinance the Preferred Shares.



        (iv)
       Increasingly, REITs are using preferred shares in their capital structures. Approximately 25 other public REITs have issued preferred shares. To the extent that other REITs have the flexibility to issue preferred shares and the Trust does not, the Trust is at a competitive disadvantage in growing its portfolio and realizing the related benefits.



    The availability of Preferred Shares might be considered as having the effect of discouraging a merger, sale of the Trust's assets or similar transaction, or attempt by others to acquire control of the Trust because the issuance of Preferred Shares could be used to dilute the share ownership of a person or entity seeking to obtain control of the Trust. In this respect, certain companies have issued, as a dividend to the holders of their common shares, preferred shares having terms designed to discourage third parties from acquiring control of such companies. Additionally, issuance of the Preferred Shares could result in there being a class of securities outstanding that would have conversion features and preference over the Shares of Beneficial Interest with respect to dividends and to distributions in liquidation and could also result in the dilution of net income per share and book value of the Shares of Beneficial Interest. Moreover, an issuance or private placement of Preferred Shares to or with persons supporting current management of the Trust could be used to prevent a merger, consolidation or other transaction or attempt by others to acquire control of the Trust, because the terms of the Preferred Shares could require that the holders thereof approve all such transactions by a greater than majority vote when such transactions would adversely affect the preferences or voting or other rights of the holders of such class of Preferred Shares. As a result, a vote by the holders of such shares could block such a merger, consolidation or similar transaction which the holders of a majority of the outstanding Shares of Beneficial Interest of the Trust believed desirable. ALTHOUGH THE PREFERRED SHARES COULD BE AVAILABLE FOR ANY OF THE FOREGOING PURPOSES, THE BOARD OF TRUSTEES HAS ADOPTED A POLICY THAT NO PREFERRED SHARES WILL BE ISSUED IF THE PRINCIPAL PURPOSE OF SUCH ISSUANCE WOULD BE TO DISCOURAGE AN UNSOLICITED TAKEOVER OF THE TRUST.

    The Trust has no plans at this time to issue any Preferred Shares, but the Trust will evaluate the merits of issuing Preferred Shares as opportunities arise and circumstances change. The Board believes it advisable, for the foregoing reasons, that the Declaration of Trust be amended to authorize the issuance of Preferred Shares and to establish certain of the terms and preferences for such Preferred Shares.



VOTE REQUIRED FOR APPROVAL



    The affirmative vote of the holders of two-thirds of the outstanding Shares of Beneficial Interest of the Trust is required to adopt the proposed amendment to the Declaration of Trust.



    THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE DECLARATION OF TRUST.


                            APPOINTMENT OF AUDITORS


    KPMG Peat Marwick LLP, Certified Public Accountants, were the auditors for the Trust for the year ended 1996. The Board of Trustees has appointed KPMG Peat Marwick LLP as auditors for the year ending December 31, 1997, and recommends to the shareholders that such appointment be ratified. Representatives of KPMG Peat Marwick LLP are expected to attend the annual meeting with the opportunity to make a statement if desired and are also expected to be available to respond to appropriate questions from the shareholders at the annual meeting.


                                 OTHER BUSINESS

    The management of the Trust knows of no matters to be brought before the meeting other than those set forth in the Notice of Annual Meeting of Shareholders. If, however, any other matters of which management is not now aware are presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote in accordance with their discretion on such matters. The giving of the proxy does not preclude the right to vote in person should the shareholder giving it so desire, as the proxy may be revoked at any time prior to its having been exercised.

SHAREHOLDER PROPOSALS


    Any shareholder proposal to be submitted for inclusion in proxy-soliciting material for the 1998 annual shareholder's meeting must be received by the Secretary of the Trust no later than December 1, 1997.



Dated: San Francisco, California
      March 20, 1997



                                          /S/ BARBARA J. DONHAM
                                          Barbara J. Donham
                                          SECRETARY


--------------------------------------------------------------------------------


A COPY OF THE TRUST'S 1996 ANNUAL REPORT ON FORM 10-K FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO EACH SHAREHOLDER WHO SENDS A WRITTEN REQUEST TO INVESTOR RELATIONS, WESTERN INVESTMENT REAL ESTATE TRUST, AT 3450 CALIFORNIA STREET, SAN FRANCISCO, CALIFORNIA 94118.

--------------------------------------------------------------------------------

                                   EXHIBIT A

SECTION 4.1  Capitalization

    a. GENERAL. The shares of the Trust shall be comprised of two classes, designated respectively "Common Shares" and "Preferred Shares." The Common Shares and Preferred Shares shall be without par value. The total number of Common Shares shall not be limited. The total number of Preferred Shares shall be 2,000,000 shares. The Preferred Shares may be issued from time to time in one or more series. All Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the board of trustees, as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates on which and the periods for which dividends may be payable. The board of trustees is authorized to cause such Preferred Shares to be issued in one or more series and, with respect to each such series, to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in the clause above) the following: (i) the designation of the series, which may be by distinguishing number, letter or title, (ii) the authorized number of shares of the series, which number the board of trustees may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding), (iii) the dividend rate or rates of the series, including the means by which such rates may be established, (iv) whether or not dividends would be cumulative and, if so, the date or dates from which dividends would accumulate, (v) with respect to all Preferred Shares, the dates on which and the period or periods for which dividends, if declared, would be payable, including the means by which such dates and periods may be established, (vi) redemption rights and prices, if any,
(vii) the terms and amounts of the sinking fund, if any, (viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, (ix) whether or not the shares of the series shall be convertible into Common Shares and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made, (x) restrictions on the issuance of shares of the same or any other series, and (xi) the specific conditions upon which a holder of the Preferred Shares shall be entitled to vote. All series of Preferred Shares shall rank, as to dividend and liquidation rights, on a parity with each other series of Preferred Shares and senior to the Common Shares.

    b. DIVIDEND RIGHTS. The holders of each series of Preferred Shares shall be entitled to receive, out of funds legally available therefore, when and if declared by the board of trustees, dividends in cash at the rate or rates determined for such series and no more, payable on the dates fixed for such series, before any dividends may be paid or any distribution made on the Common Shares or other shares of the Trust ranking junior to the Preferred Shares. With respect to each series of cumulative Preferred Shares, such dividends shall be cumulative from the dates fixed for the series. Such dividends shall accrue, in the case of Preferred Shares of each particular series, from and after the date or dates fixed with respect to such series; provided, however, that if the board of trustees fails to declare a dividend payable on a dividend payment date on any noncumulative Preferred Shares, the holders of such noncumulative Preferred Shares shall have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust shall have no obligation to pay the dividend accrued for such period, whether or not dividends on such noncumulative Preferred Shares are declared payable on any future dividend payment date.

    c. RESTRICTIONS ON DIVIDENDS TO COMMON SHARES. If and so long as there is any arrearage in the payment of dividends on or in meeting any sinking fund requirement of any outstanding Preferred Shares, no dividend or other distribution shall be made in respect of Common Shares or any other shares ranking junior to the Preferred Shares (except a dividend or distribution payable in Common Shares or other shares ranking junior to the Preferred Shares).

    d. LIQUIDATION OR DISSOLUTION. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Trust, to the extent assets remain after payment to creditors in full and before any distribution to holders of Common Shares or other shares ranking junior to the Preferred Shares, the holders of each series of Preferred Shares shall be entitled to receive the applicable liquidation price fixed for their respective series, plus an amount equal to accrued and unpaid dividends to the date of payment (which in the case of noncumulative Preferred Shares shall not include any accumulation in respect of unpaid dividends for prior dividend periods), ratably in proportion to their full preferential amounts. The merger or consolidation of the Trust or the sale, lease or conveyance of all or substantially all its assets shall not be deemed to be a liquidation, dissolution or winding up for this purpose.

    e. VOTING RIGHTS. The holders of Preferred Shares shall have no voting rights except as required by law or as provided in this section: (i) the holders of Preferred Shares may have certain rights to vote if the Trust is in default in the payment of the dividends on Preferred Shares; or (ii) the consent of the holders of at least two thirds of a class of Preferred Shares will be necessary to (1) amend the Declaration of Trust, whether in connection with a merger or consolidation or otherwise, in a manner adversely and materially affecting the preference or the voting or other rights of the holders of such class of Preferred Shares, or (2) authorize any shares, or any security convertible into shares, in either case ranking prior to such class of Preferred Shares. In all cases in which the holders of Preferred Shares have the right to vote, each such holder shall be entitled to one vote for each Preferred Share held by such holder.

    f. REDEMPTION, SINKING FUND AND PURCHASE PROVISIONS. A series of Preferred Shares may be subject to redemption at the option of the board of trustees or be subject to sinking fund or mandatory redemption, to the extent provided in the terms of such series. Preferred Shares which have been redeemed or purchased by the Trust shall resume the status of authorized but unissued Preferred Shares without serial designation and may be reissued by the Trust from time to time as Preferred Shares of any series, except as may be limited by the terms of a series. At least 20 days prior to the date fixed for any redemption of Preferred Shares (the "Redemption Date"), written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Shares to be redeemed, at the address last shown on the records of the Trust for such holder or given by the holder to the Trust for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the Trust is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the redemption price as determined by the board of trustees, the place at which payment may be obtained and calling upon such holder to surrender to the Trust, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Preferred Shares to be redeemed shall surrender to the Trust the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of such shares as holders of Preferred Shares (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Trust or be deemed to be outstanding for any purpose whatsoever. All shares of Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

-------------------------------------------------------------------------------

                      WESTERN INVESTMENT REAL ESTATE TRUST

                         ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 8, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

   The undersigned hereby appoints O.A. Talmage, Chester R. MacPhee, Jr., Reginald B. Oliver, James L. Stell, William A. Talmage and Dennis D. Ryan as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of beneficial interest of Western Investment Real Estate Trust held of record by the undersigned on March 14, 1997 at the annual meeting of shareholders to be held on May 8, 1997 or any adjournment thereof.

   Should the undersigned be present and choose to vote at the meeting or at any adjournment or postponements thereof, and after notification to the Secretary of the Trust at the meeting of the shareholder's decision to terminate this proxy, then the power of the attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Trust or by duly executing a proxy bearing a later date.

                 IMPORTANT: PLEASE DATE AND SIGN ON REVERSE SIDE.

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This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the propositions stated.

                                                               Please mark
                                                              your votes as  /X/
                                                               indicated in
                                                               this example


 THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

                                                       FOR        VOTE
                                                                WITHHELD

1. The election as trustees all nominees               / /         / /
   listed below
   (except as marked to the contrary).

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

CHESTER R. MACFEE, JR. AND REGINALD B. OLIVER


                                                       FOR     AGAINST   ABSTAIN

2. Approval of the amendment of the Declaration        / /       / /       / /
   of Trust to authorize issuance of preferred shares and to establish the terms for issuance.


                                                       FOR     AGAINST   ABSTAIN

3. Ratification of the appointment of KPMG Peat        / /       / /       / /
   Marwick LLP as auditors for the fiscal year ending December 31, 1997.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgement. At the present time, the Board of Trustees knows of no other business to be presented at the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

The undersigned acknowledges receipt from the Trust, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement dated March 20, 1997 and an Annual Report to shareholders.

                                               I plan to attend the meeting. / /


Signature(s) __________________________________        Dated____________, 1997

Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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